Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter Maag, Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Annual Report on Form 10-K for the quarter ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of CareDx, Inc.

Date: March 31, 2015	By:	/s/ Peter Maag
Peter Maag
President and Chief Executive Officer (Principal Executive Officer)

I, Kenneth E. Ludlum, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Annual Report on Form 10-K for the quarter ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in such Annual Report Form 10-K fairly presents, in all material respects, the financial condition and results of operations of CareDx, Inc.

Date: March 31, 2015	By:	/s/ Kenneth E. Ludlum
Kenneth E. Ludlum
Chief Financial Officer (Principal Accounting and Financial Officer)